EXHIBIT 99.1

SHARE EXCHANGE AGREEMENT

among

RTG VENTURES, INC.,

ATLANTIC NETWORK HOLDINGS LIMITED,

THE OUTSIDE STOCKHOLDERS LISTED ON EXHIBIT A HERETO

and

NEW MEDIA TELEVISION (EUROPE) LIMITED.

March 20, 2007

LIST OF EXHIBITS AND SCHEDULES

Exhibits
A	List of stockholders OF New Media Television (Europe) Limited and the number of shares of RTG Common Stock to be issued to each Seller.
B	Directors and Officers of RTG to be Appointed.
C	Form of Opinion of Patrick Duggan & Associates, Counsel to Holdings.
D	Form of Escrow Agreement.
E	Consulting Agreement between New Media Television (Europe) Limited and GWR Enterprises, Inc.

Schedules
Schedule	2.1
Schedule	2.2
Schedule	2.3
Schedule	2.4
Schedule	2.7
Schedule	2.13
Schedule	2.14
Schedule	2.17(a)
Schedule	2.17(b)
Schedule	2.19
Schedule	2.23
Schedule	2.28
Schedule	3.4
Schedule	3.6
Schedule	3.11
Schedule	3.12
Schedule	3.13

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT is made and entered into on March 20, 2007, by and among RTG VENTURES, INC., a Florida corporation (“RTG”), ATLANTIC NETWORK HOLDINGS LIMITED (f/k/a Advanced Risk Management (Guernsey) Limited), a Guernsey company limited by shares (“Holdings”) and NEW MEDIA TELEVISION (EUROPE) LIMITED, a United Kingdom private company limited by shares (the “Company”) and the Stockholders listed on Exhibit A hereto (the “Outside Stockholders” and, together with Holdings, the “Sellers”) .

W I T N E S S E T H:

WHEREAS, the respective Boards of Directors of RTG and Holdings have determined that it is fair to and in the best interests of their respective corporations and stockholders for RTG and Holdings to effect a share exchange pursuant to which all of the outstanding shares of the Company will be exchanged for shares of RTG (the “Exchange”) upon the terms and subject to the conditions set forth herein; and

WHEREAS, the respective Boards of Directors of RTG and Holdings have approved this Agreement and the Exchange in accordance with Section 607.0821 of the Florida Business Corporations Act (the “FBCA”) and Bailiwick of Guernsey Company Act (the “Guernsey Company Act”), respectively, upon the terms and subject to the conditions set forth herein; and

WHEREAS, the respective stockholders of RTG and Holdings have approved by written consent pursuant to Section 607.0704 of the FBCA and Guernsey Company Act respectively, this Agreement and the transactions contemplated and described hereby including, without limitation, the Exchange; and

WHEREAS, the parties hereto intend that the Exchange contemplated herein shall qualify as a tax free exchange within the meaning of Section 368(a)(1)(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1
THE EXCHANGE.

1.1    Exchange of Shares. Subject to the terms and conditions of this Agreement Sellers shall sell, assign, convey and set over unto RTG Four Million Two Hundred and fifty Thousand (4,250,000) ordinary shares, £1 par value per share, of the Company (the “Company Shares”), constituting all of the outstanding shares of capital stock of the Company, and RTG shall issue and sell to Sellers pro rata an aggregate of One Hundred Fifty Two Million Seven

Hundred Sixty-Seven Thousand One Hundred Thirty Four (152,767,134) shares of its common stock, no par value per share (the “RTG Common Stock”).”

1.2    Directors and Officers. At the Closing (as hereinafter defined), all of the directors and officers of RTG shall resign and the directors and officers listed in Exhibit B hereto shall be appointed by Holdings (as the new majority stockholder of RTG) from and after the Closing until his or her successor shall have been elected and shall have qualified in accordance with applicable law, or as otherwise provided in the Certificate of Incorporation or By-laws of RTG.

1.3    Name Change. At the Closing, Holdings shall cause RTG to execute and deliver for filing with the Florida Secretary of State a Certificate of Amendment to the Certificate of Incorporation of RTG changing the name of RTG to “New Media TV, Inc.”

1.4    Exchange of Certificates. At the Closing, Sellers shall deliver to RTG all certificates evidencing the Company Shares, duly endorsed in blank or with appropriate stock powers, and RTG shall issue to each Seller a certificate, registered in the name of such Seller, representing the number of shares of RTG Common Stock set forth opposite such Seller’s name on Exhibit A hereto.

1.5    Issuance of Additional Shares of RTG Common Stock.

(a)    Sixty (60) days following the Closing, RTG shall issue to Paykin Greenblatt Lesser & Krieg, LLP or its designees such number of shares of RTG Common Stock as shall be equal to the quotient of 90,000 divided by the last reported sale price of the RTG Common Stock, as reported by pinksheets.com on the Closing Date (as hereinafter defined), and shall deliver one or more certificates evidencing such shares, registered in the name of Paykin, Greenblatt, Lesser & Krieg, LLP or such designees, to the offices of Paykin Greenblatt Lesser & Krieg, LLP, 185 Madison Avenue, New York, NY 10016 or to such other address as may be designated by Joseph Paykin, Esq.

(b)    Sixty (60) days following the Closing, RTG shall issue to Duggan & Associates Solicitors or its designees such number of shares of RTG Common Stock as shall be equal to the quotient of 20,000 divided by the last reported sale price of the RTG Common Stock, as reported by pinksheets.com on the Closing Date (as hereinafter defined), and shall deliver one or more certificates evidencing such shares, registered in the name of Duggan & Associates, Solicitors or such designees, to the offices of Duggan & Associates Solicitors, 1 Berkeley Square, Clifton, Bristol, or to such other address as may be designated by Patrick Duggan Esq.

1.6    RTG Common Stock. RTG agrees that it will cause all shares of RTG Common Stock to be issued pursuant to this Agreement to be reserved and available for such purposes. RTG further covenants that on the Closing Date there will be no more than 16,974,126 shares of RTG Common Stock issued and outstanding prior to the issuance of RTG Common Stock to the Sellers pursuant hereto and that no other common or preferred stock or equity securities or any options, warrants, rights or other agreements or instruments convertible, exchangeable or exercisable into RTG Common Stock or preferred stock or other equity securities of RTG shall be issued or outstanding, except as described herein.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND THE COMPANY.

Holdings and the Company hereby jointly and severally represent and warrant to RTG as follows:

2.1    Organization, Standing, Subsidiaries, Etc.

(a)    Each of Holding, the Company and each of the Company’s direct and indirect subsidiaries (the Company and such Subsidiaries being sometimes hereinafter referred to collectively as, the “Companies” and individually as, as a “Company”) is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of organization and has all requisite power and authority (corporate and otherwise) to carry on its business, to own or lease its properties and assets, to enter into and perform this Agreement. Copies of the Organizational Documents (as defined in Article 10 hereof) of each of Holdings, the Company and all direct and indirect subsidiaries of the Company that have been delivered to PGLK prior to the execution of this Agreement are true and complete and have not since been amended, modified, restated or repealed.

(b)    Except as set forth on Schedule 2.1 hereto, the Company does not have any subsidiaries or own any direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.

2.2    Qualification. Each of the Companies is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of the Companies taken as a whole (the “Condition of the Companies”). None of the Companies is qualified to conduct business in any jurisdiction other than as set forth on Schedule 2.2 hereto.

2.3    Capitalization of the Companies. The authorized and issued shares of each of the Companies is as set forth on Schedule 2.3 hereto:

None of the Companies has authority to issue any other capital stock. All of the Companies’ outstanding shares of capital stock have been duly authorized and validly issued and are fully paid; and none of such shares has been issued in violation of the preemptive or similar rights of any person. The offer, issuance and sale of all outstanding shares of capital stock of each of the Companies were (i) exempt from the registration and prospectus delivery requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), (ii) exempt from registration or qualification under applicable securities or similar laws of each Company’s respective jurisdiction of organization, (iii) exempt from registration or qualification under applicable securities or similar laws of each jurisdiction where each Company’s stockholders are located and (iv) accomplished in conformity with all other applicable securities laws. No shares of Company Stock are subject to a right of withdrawal or a right of rescission under any U.S. Federal or state securities or “Blue-sky” law or under any applicable foreign securities laws.

Except as otherwise set forth in this Agreement, no Company has any outstanding options, rights or commitments to issue any of its equity securities and there are no outstanding securities convertible or exercisable into or exchangeable for any equity securities of any Company other than the contract with Hatton Media Limited.

2.4    Indebtedness. Schedule 2.4 hereto contains a true and complete list of all outstanding indebtedness of the Companies. Except as set forth on Schedule 2.4, the Companies are current in the payment of all amounts due and owing under such indebtedness and all of such indebtedness is properly reflected in the Companies’ respective balance sheets.

2.5    Stock Ownership. Sellers own all of the issued shares of the Company and Holdings owns a majority of the issued shares of the Company; the Company owns all of the issued shares of each of New Media Studios Limited (“New Media”), Hanborough Investments Limited and Atlantic Television Limited; and New Media owns all of the issued shares of Moonlit Pictures Limited, Purple Haze Productions Limited and Research Services International Limited, in each case free and clear of all liens and encumbrances whatsoever. There is no voting trust, agreement or arrangement affecting the nomination or election of directors or the exercise of the voting rights of any of the Companies capital stock.

2.6    Corporate Acts and Proceedings. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors and approved by the requisite vote of the stockholders of the Company and all of the corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance of this Agreement and the consummation of the Exchange by Holdings and the Company have been validly and appropriately taken.

2.7    Compliance with Laws and Instruments. The business, products and operations of each Company have been and are being conducted in compliance in all material respects with all applicable laws, rules and regulations, except for such violations thereof for which the penalties, in the aggregate, would not have a material adverse effect on the Condition of the Companies. The execution, delivery and performance by Holdings and the Company of this Agreement and the consummation by Holdings and the Company of the transactions contemplated hereby: (i) will not require any authorization, consent or approval of, or filing or registration with, any court or governmental agency or instrumentality, except such as shall have been obtained prior to the Closing, (ii) will not cause Holdings or any of the Companies to violate or contravene (1) any provision of law, (2) any rule or regulation of any agency or government, (3) any order, judgment or decree of any court, or (4) any provision of its Organizational Documents, (iii) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which Holdings or any Company is a party or by which Holdings or any Company or any of their respective assets or properties is bound or affected, except as would not have a material adverse effect on the Condition of the Companies, and (iv) will not result in the creation or imposition of any Lien upon any property or asset of Holdings or the Companies. None of Holdings and the Companies is in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its Organizational Documents or of any indenture, loan or credit agreement, deed of trust, mortgage, security agreement (other than as set forth on Schedule 2.7 hereto) or, except as would not materially and adversely affect the Condition of the Companies, any other material agreement or instrument to which any of Holdings and the Companies is a party or by which any of Holdings and the Companies or any of their respective assets or properties is bound or affected.

2.8    Binding Obligations. This Agreement constitutes the legal, valid and binding obligations of Holdings and each Company and is enforceable against Holdings and each Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.9    Broker’s and Finder’s Fees. No Person has, or as a result of the transactions contemplated or described herein will have, any right or valid claim against any of Holdings, the Company or RTG for any commission, fee or other compensation as a finder or broker, or in any similar capacity. RTG, on the one hand, and Holdings and the Company on the other, hereby agree to indemnify and hold each other harmless from and against any and all claims, losses or liabilities for any such commission, fee or other compensation as a result of the claim by any third Person that the indemnifying party or parties introduced or assisted them in connection with the transactions contemplated or described here.

2.10    Financial Statements. RTG has previously been provided with an audited balance sheet as of July 31, 2003, and the audited statements of operations and accumulated deficits and cash flows for the year ended July 31, 2003 and unaudited Balance Sheet (the “Balance Sheet”) and cash flows as of July 31, 2004 (the “Balance Sheet Date”) for New Media Studios Limited. Such financial statements are collectively referred to as the “Financial Statements”. Such financial statements (i) are in accordance with the books and records of the Companies, (ii) present fairly in all material respects the financial condition of the Companies at the dates therein specified and the results of their operations and changes in financial positions for the periods therein specified and (iii) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a basis consistent with prior accounting periods.

2.11    Absence of Undisclosed Liabilities. The Companies have no material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (i) as disclosed in the Balance Sheets, (ii) to the extent set forth on or reserved against in the Balance Sheet or the Notes to the Financial Statements, (iii) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the Balance Sheet Date, none of which (individually or in the aggregate) has had or will have a material adverse effect on the Condition of the Companies, and (iv) by the specific terms of any written agreement, document or arrangement identified in the Schedules to this Agreement.

2.12    Changes. Since the Balance Sheet Date, the Companies have not (i) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except for fees, expenses and liabilities incurred in connection with the Exchange and related transactions and current liabilities incurred in the usual and ordinary course of business, (ii) discharged or satisfied any Liens (as defined in Article 10 hereof) other than those securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheets and current liabilities incurred since the Balance Sheet Date, in each case in the usual and ordinary course of business, (iii) mortgaged, pledged or subjected to Lien any of their assets, tangible or intangible other than in the usual and ordinary course of business, (iv) sold, transferred or leased any of their assets, except in the usual and ordinary course of business, (v) cancelled or compromised any debt or claim, or waived or released any right, of material value, (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Condition of the Companies, (vii) entered into any transaction other than in the usual and ordinary course of business, (viii) encountered any labor union difficulties, (ix) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement, (x) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto except as set forth on the Schedules to this Agreement, (xi) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of their outstanding capital stock, (xii) suffered or experienced any change in, or condition affecting, the Condition of the Companies other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) has been materially adverse, (xiii) made any change in the accounting principles, methods or practices followed by them or depreciation or amortization policies or rates theretofore adopted, (xiv) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (xv) suffered any material loss not reflected in the Balance Sheets or their statements of income for the period ended on the Balance Sheet Date, (xvi) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant, (xvii) made or agreed to make any charitable contributions or incurred any non-business expenses in excess of $20,000 in the aggregate, or (xviii) entered into any agreement, or otherwise obligated themselves, to do any of the foregoing.

2.13    Properties and Leases.

(a)    Schedule 2.13 hereto contains a true and complete list of all real property leased or used by the Companies, including a brief description of each item thereof and of the nature of each Company’s interest therein, and of all tangible personal property owned or leased by the Companies having a cost or fair market value of greater than $10,000, including a brief description of each item and of the nature of the interest of each Company therein. All the real property listed in Schedule 2.13 is leased under valid and enforceable leases having the rental terms, termination dates and renewal and purchase options described in Schedule 2.13; such leases are enforceable in accordance with their terms, and there is not, under any such lease, any existing default or event of default or event, fact or circumstance which, with notice or lapse of time or both, would constitute a default by any of the Companies, and none of the Companies has received any notice or claim of any such default.

(b)    Except as set forth on Schedule 2.13 hereto, the Companies do not own any real property. The Company has good and marketable title to all of such real property, free and clear of all liens and encumbrances except as set forth on Schedule 2.13.

2.14    Material Contracts and Arrangements.

(a)    Except as set forth on Schedule 2.14, none of the Companies is a party to, nor is any of them or any of their respective properties subject to or bound by, any:

(i)    lease agreement (whether as lessor or lessee), where the obligation of the Companies exceeds $5,000;
(ii)    license agreement, assignment or contract (whether as licensor or licensee, assignor or assignee) relating to software, trademarks, trade names, patents, or copyrights (or applications therefore), unpatented designs or processes, formulae, know-how or technical assistance, or other proprietary rights;
(iii)    employment or other contract or agreement with an employee or independent contractor which (1) may not be terminated without liability to the Companies upon notice to the employee or independent contractor of not more than 30 days, or (2) provides for payments (contingent or otherwise) of more than $15,000 per year (including all salary, bonuses and commissions);
(iv)    agreement, contract or order with any buying agent, supplier or other individual or entity who assists, provides or is otherwise involved in the acquisition, supplying or provision of assets or other goods to the Companies’ business;
(v)    non-competition, secrecy or confidentiality agreements;
(vi)    agreement or other arrangement for the sale of goods or services to any third party (including the government or any other governmental authority);
(vii)    agreement with any labor union;
(viii)    agreement, contract with any distributor, dealer, leasing company, sales agent or representative, other than contracts or orders for the purchase, sale or license of goods made in the usual and ordinary course of business at an aggregate price per contract of more than $5,000 and a term of more than six months under any such contract or order;
(ix)    agreement, contract or order with any manufacturer, leasing company, supplier or customer (including those agreements which allow discounts or allowances or extended payment terms), of more than $5,000;
(x)    agreement with any distributor or brokerage company, leasing company, management company or any other individual or entity who assists, places, brokers or otherwise is involved with the marketing or distribution of the products of the Companies’ business to their customers;
(xi)    agreement guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities or another;
(xii)    agreement with any banks or other persons, for the borrowing or lending of money or payment or repayment of draws on letters of credit or currency swap or exchange agreements (other than purchase money security interests which may, under the terms or invoices from its suppliers, be granted to suppliers with respect to goods so purchased);
(xiii)    agreement with any bank, finance company or similar organization which acquires from the company receivables or contracts for sales on credit;
(xiv)    agreement granting any person a lien, security interest or mortgage on any of the Assets, including, without limitation, any factoring or agreement for the assignment of receivables or inventory;
(xv)    agreement for the incurrence of any capital expenditure in excess of $15,000;
(xvi)    advertising, publication or printing agreement;
(xvii)    agreement which restricts any of the Companies from doing business anywhere in the world;
(xviii)    agreement or statute or regulation giving any party the right to renegotiate or require a reduction in prices or the repayment of any amount previously paid; or

(xix)    other agreement or contract, not included in or expressly excluded from the terms of the foregoing clauses (i) through (xix), materially affecting the Companies or their business, except contracts or purchase orders for the purchase or sale of goods or services made in the usual and ordinary course of business.

(b)    Each of the items listed on Schedule 2.14 (collectively, the “Commitments”) is valid, in full force and effect and enforceable in accordance with its terms and, except as set forth on Schedule 2.14, the Companies have fulfilled, or have taken all action reasonably necessary to enable them to fulfill when due, all of their respective obligations under the Commitments, except where the failure to do so would not, individually or in the aggregate, have a material adverse affect on the Condition of the Companies. Furthermore, there has not occurred any default or any event which, with the lapse of time or the election of any person other than the Companies, will become a default under any of the Commitments, except for such defaults, if any, which (A) have not resulted and will not result in any material loss to or liability of the Companies or any of their respective successors or assigns or (B) have been indicated on Schedule 2.14. The Companies are not in arrears in any material respect with respect to the performance or satisfaction of the terms or conditions to be performed or satisfied by them under any of the Commitments and to the Companies’ best knowledge, no waiver or variance has been granted by any of the parties thereto.

(c)    Except as set forth on Schedule 2.14, none of the Commitments requires the consent of the other parties thereto as a result of the transactions contemplated hereby and, with respect to any of the Commitments which do require the consent of the other parties thereto as a result of the transactions contemplated by this Agreement, the Companies will provide RTG with copies of such consents between the date hereof and the Closing.

2.15    Employees. The Companies have complied in all material respects with all laws relating to the employment of labor, and none of the Companies has encountered any material labor union difficulties. Other than pursuant to ordinary arrangements of employment compensation, none of the Companies is under any obligation or has any liability to any officer, director or employee.

2.16    Tax Returns and Audits. All required federal, state, local and foreign Tax Returns (as defined in Article 10 hereof) of the Companies have been accurately prepared and duly and timely filed, and all Taxes (as defined in Article 10 hereof) required to be paid with respect to the periods covered by such returns have been paid. None of the Companies is or has been delinquent in the payment of any Tax. None of the Companies has had a Tax deficiency proposed or assessed against it and or has executed a waiver of any statute of limitations on the assessment or collection of any Tax. None of the Companies’ tax returns has been audited by any governmental authority. The reserves for Taxes reflected on the Balance Sheets are and will be sufficient for the payment of all unpaid Taxes payable by the Companies as of the Balance Sheet Date. Since the Balance Sheet Date, the Companies have made adequate provisions on their books of account for all Taxes with respect to their businesses, properties and operations for such period. The Companies have withheld or collected from each payment made to each of their employees the amount of all taxes required to be withheld or collected therefrom, and have paid the same to the proper Tax receiving officers or authorized depositaries. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Companies now pending, and none of the Companies has received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. None of the Companies has agreed or is required to make any adjustments by reason of a change in accounting method or otherwise for any Tax period for which the applicable statute of limitations has not yet expired. None of the Companies (i) is a party to, is bound by or has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or unwritten (collectively, “Tax Sharing Agreements”), or (ii) has any potential liability or obligation to any person as a result of, or pursuant to, any such Tax Sharing Agreements.

2.17    Intellectual Property. Schedule 2.17 (a) hereto contains a true and complete list of: (i) all trademarks, trade names, service marks, copyrights and patents owned by the Companies; (ii) all applications filed by the Companies for or with respect to any of the items listed in (i); (iii) all licenses or other rights to use any patents, trademarks, service marks, tradenames, copyrights, proprietary technology or other intellectual property to which any of the Companies is a party (whether as licensor or licensee); and (iv) all other proprietary technology and intellectual property developed by any of the Companies or used in their business (collectively, the “Intellectual Property”). Each of the registered trademarks, trade names, service marks, copyrights and patents listed in Schedule 2.17(a) has been validly issued and, except as set forth on Schedule 2.17(b), is owned by the Companies free and clear of all liens, claims and encumbrances. Except as set forth on Schedule 2.17(b), the Companies have the exclusive rights to use all such trademarks, trade names, service marks, copyrights and patents. None of the Intellectual Property is subject to challenge by any third party and none of the Companies is aware of any fact or circumstance which would form the basis for such a challenge. There is no pending or, to the Companies’ best knowledge, threatened claim, and none of the Companies is aware of any fact or circumstance which would form the basis for any claim, that the Companies’ use or intended use of the Intellectual Property has, does or would infringe any patent, trademark, trade name, service mark, trade secret, know-how or other proprietary right of any other person or entity. The Companies have duly maintained their rights in all of the Intellectual Property; and none of the Companies is aware of any infringement, or any fact or circumstance which would form the basis for any claim for infringement, of any of the Intellectual Property. The Intellectual Property constitutes all of the proprietary property and rights necessary for the conduct of the Companies’ business as presently conducted and as proposed to be conducted.

2.18    Employee Benefit Plans; ERISA. The Company does not have any “employee benefit plans” (within the meaning of Section 3(3) of the ERISA) or any other employee benefit or fringe benefit arrangements, practices, contracts, policies, programs or other obligations of any type.

2.19    Title to Property and Encumbrances. Except as set forth on Schedule 2.19, the Companies have good, valid and indefeasible marketable title to all properties and assets used in the conduct of their business (except for property held under valid and subsisting leases which are in full force and effect and which are not in default) free of all Liens and other encumbrances, except Permitted Liens (as defined in Article 10 hereof) and such ordinary and customary imperfections of title, restrictions and encumbrances as do not, individually or in the aggregate, materially detract from the value of the property or assets or materially impair the use made thereof by the Companies in their business. Without limiting the generality of the foregoing, the Companies have good and indefeasible title to all of their respective properties and assets reflected in the Balance Sheets, except for property disposed of in the usual and ordinary course of business since the Balance Sheet Date and for property held under valid and subsisting leases which are in full force and effect and which are not in default.

2.20    Condition of Properties. All facilities, machinery, equipment, fixtures and other properties owned, leased or used by the Companies are in reasonably good operating condition and repair, subject to ordinary wear and tear, and are adequate and sufficient for the conduct of the Companies’ business. All of such properties are in compliance with all applicable laws and regulations and, to the Company’s best knowledge, there is no fact or circumstance which would give rise to any material violation of any of such laws or regulations.

2.21    Insurance Coverage. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the Companies and their respective properties, products and businesses against such losses and risks, and in such amounts, as are customary for corporations of established reputation engaged in the same or similar businesses and similarly situated. None of the Companies has been refused any insurance coverage sought or applied for, and none of the Companies has any reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable to those currently in effect, other than possible increases in premiums that do not result from any act or omission of the Companies. No suit, proceeding or action or, to the Companies’ best knowledge, threat of suit, proceeding or action has been asserted or made against any of the Companies within the last five years due to alleged bodily injury, disease, medical condition, death or property damage arising out of the function or malfunction of a product, procedure or service designed, manufactured, sold or distributed by the Companies.

2.22    Litigation. Except as set forth on Schedule 2.22 hereof, there is no legal action, suit, arbitration or other legal, administrative or governmental proceeding pending or, to the Companies’ best knowledge, threatened against or affecting any of the Companies or any of their respective properties, assets or business, and after reasonable investigation, the Companies are not aware of any incident, transaction, occurrence, fact or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other proceeding. None of the Companies is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

2.23    Compliance with Laws; Licenses, Approvals and Other Authorizations. Schedule 2.23 lists all licenses, permits, registrations, orders, memberships, approvals and other authorizations required for the conduct of the Companies’ business. To the Companies’ best knowledge, the Companies have complied and are currently in compliance in all material respects with all applicable laws, ordinances, rules, regulations and orders (including, without limitation, those issued by any self-regulatory organization or administrative agency), with which failure to comply would adversely affect the Condition of the Companies. Each of the Companies has filed all applications, reports and statements, together with any amendments required to be made with respect thereto, required to be filed with any governmental or regulatory authority, securities exchange or self-regulatory organization or any agency having jurisdiction over such Company, its business or operations. Each license, permit, registration, order, membership, approval and other authorization which is required to carry on the Companies’ business as presently conducted has been duly obtained and is in full force and effect and the Companies are not aware of any fact or circumstance which would result in the suspension, limitation, termination or revocation of any of such license, permit, registration, order, membership, approval or authorization.

2.24    Interested Party Transactions. No officer, director or stockholder of the Companies or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or the Companies has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Companies or (ii) purchases from or sells or furnishes to the Companies any goods or services, or (b) a beneficial interest in any contract or agreement to which any of the Companies is a party or by which any of them may be bound or affected.

2.25    Environmental Matters.

(a)    To the Companies’ best knowledge, none of the Companies has ever generated, used, handled, treated, released, stored or disposed of any Hazardous Materials (as defined in Article 10 hereof) on any real property on which it now has or previously had any leasehold or ownership interest, except in compliance with all applicable Environmental Laws (as defined in Article 10 hereof).

(b)    To the Companies’ best knowledge, the historical and present operations of the Companies’ business are in compliance with all applicable Environmental Laws, except where any non-compliance has not had and would not reasonably be expected to have a material adverse effect on the Condition of the Companies.

(c)    There are no material pending or, to the Companies’ best knowledge, threatened, demands, claims, information requests or notices of noncompliance or violation against or to any of the Companies relating to any Environmental Law and there are no conditions or occurrences on any of the real property used by the Companies in connection with their business that would reasonably be expected to lead to any such demands, claims or notices against or to any of the Companies, except such as have not had, and would not reasonably be expected to have, a material adverse effect on the Condition of the Companies.

(d)    To the Companies’ best knowledge: (i) none of the Companies has sent or disposed of, otherwise had taken or transported, arranged for the taking or disposal of (on behalf of itself, a customer or any other party) or in any other manner participated or been involved in the taking of or disposal or release of a Hazardous Material to or at a site that is contaminated by any Hazardous Material or that, pursuant to any Environmental Law, is subject to or the source of a claim, an administrative order or other request to take “removal”, “remedial”, “corrective” or any other “response” action, as defined in any Environmental Law, or to pay for the costs of any such action at the site; (ii) none of the Companies is involved in (or has any basis to reasonably expect to be involved in) any suit or proceeding and none of the Companies has received (or has any basis to reasonably expect to receive) any notice, request for information or other communication from any governmental authority or other third party with respect to a release or threatened release of any Hazardous Material or a violation or alleged violation of any Environmental Law, and none of the Companies has received (or has any basis to reasonably expect to receive) notice of any claims from any Person relating to property damage, natural resource damage or to personal injuries from exposure to any Hazardous Material; and (iii) the Companies have timely filed every report required to be filed, acquired all necessary certificates, approvals and permits, and generated and maintained all required data, documentation and records under all Environmental Laws, in all such instances except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Condition of the Companies.

2.26    Questionable Payments. Neither any Companies nor any director, officer or, to the best knowledge of the Companies, agent, employee or other Person associated with or acting on behalf of any of the Companies, has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any direct or indirect unlawful payments to government officials or employees from corporate funds, established or maintained any unlawful or unrecorded fund of corporate monies or other assets, made any false or fictitious entries on the books of record of any such corporations or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

2.27    Obligations to or by Stockholders. Except as set forth in Schedule 2.14, none of the Companies has any liability or obligation or commitment to any Stockholder or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any Stockholder, nor does any Stockholder or any such Affiliate or associate have any liability, obligation or commitment to any of the Companies.

2.28    Consents. Schedule 2.28 contains a true and complete list of (i) all consents, approvals, orders, authorizations of, and registrations, qualifications, designations, declarations, and filings with, any governmental authority and (ii) all consents, waivers and approvals of third parties required to be made or obtained by Holdings or any of the Companies in connection with the consummation of the Exchange (collectively, the “Consents”). All of the Consents shall have been obtained prior to, and shall be effective as of, the Closing.

2.29    Books and Records. The books of account and other financial and corporate records of the Companies are in all material respects complete, correct and up to date, with all necessary signatures, and are in all material respects accurately reflected in the Financial Statements.

2.30    Accounts Receivable. All accounts receivable of the Companies arose from bona fide transactions made in the ordinary course of business and represent services rendered or products sold in the ordinary course of business. All such accounts receivable are fairly presented and are the result of arms-length transactions with third parties. The collectability of the accounts receivable will not be impaired by any statute of limitations, right of set-off, counterclaim or defense.

2.31    Inventory. All of the Companies’ inventory consists of items of a quality usable, marketable or saleable in the ordinary course of business.

2.32    Duty to Make Inquiry. To the extent that any of the representations or warranties in this Article 2 are qualified by “knowledge” or “belief,” Holdings and the Company jointly and severally represent and warrant that they have made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry of their directors, officers and key personnel.

2.33    Disclosure. There is no fact relating to the Companies that the Companies have not disclosed to RTG in writing which has had or is currently having a material and adverse effect or, insofar as Holdings and the Company can now foresee, will materially and adversely affect, the Condition of the Companies. No representation or warranty by the Holdings and the Company herein and no information disclosed in the Schedules or Exhibits hereto by Holdings and the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF RTG

RTG represents and warrants to the Holdings and the Company as follows. Notwithstanding anything to the contrary contained herein, disclosure of items in the RTG SEC Documents (as defined below) shall be deemed to be disclosure of such items for all purposes under this Agreement, including, without limitation, for all applicable representations and warranties of RTG:

3.1    Organization and Standing. RTG is a corporation duly organized and existing in good standing under the laws of the State of Florida. RTG has heretofore delivered to the Company complete and correct copies of its Articles of Incorporation and By-laws as now in effect. RTG has full corporate power and authority to carry on its business as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets. RTG does not have any subsidiaries other than MJWC, Inc. or any direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business. RTG owns all of the issued and outstanding capital stock of MJWC, Inc., free and clear of all Liens (as defined in Article 10 hereof), and MJWC, Inc. has no outstanding options, warrants or rights to purchase capital stock or other equity securities of MJWC, Inc., other than the capital stock owned by RTG. Unless the context otherwise requires, all references in this Article 3 to the “RTG” shall be treated as being a reference to RTG and MJWC, Inc. taken together as one enterprise.

3.2    Corporate Authority. RTG has full corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated hereby. All corporate acts and proceedings required for the authorization, execution, delivery and performance of this Agreement and all other agreements and documents to be executed and delivered by RTG hereunder have been duly and validly taken or will have been so taken prior to the Closing. Each of such agreements and documents constitutes a legal, valid and binding obligation of RTG, enforceable against RTG in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general principles of equity.

3.3    Broker’s and Finder’s Fees. No person, firm, corporation or other entity is entitled by reason of any act or omission of RTG to any broker’s or finder’s fees, commission or other similar compensation with respect to the execution and delivery of this Agreement or with respect to the consummation of the transactions contemplated hereby. RTG agrees to indemnify and hold Holdings and the Company harmless from and against any and all loss, claim or liability arising out of any such claim from any third Person claiming to have introduced RTG to Holdings or the Company or to have assisted them with the transactions contemplated by or described herein.

3.4    Capitalization of RTG. The authorized capital stock of RTG consists of 200,000,000 shares of common stock, no par value per share (the “RTG Common Stock”), of which not more than 16,974,126 shares will be issued and outstanding at the Closing. Except as set forth on Schedule 3.4 hereto, RTG has no outstanding options, rights or commitments to issue shares of RTG Common Stock or any other equity security of RTG and there are no outstanding securities convertible or exercisable into or exchangeable for shares of RTG Common Stock. There is no voting trust, agreement or arrangement among any of the beneficial holders of RTG Common Stock affecting the nomination or election of directors or the exercise of the voting rights of RTG Common Stock. All outstanding shares of the capital stock of RTG have been duly and validly issued and are fully paid and non-assessable and none of such shares has been issued in violation of the preemptive rights of any person.

3.5    Validity of Shares. The shares of RTG Common Stock to be issued at the Closing, when issued and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and non-assessable. Based in part on the representations and warranties of Holdings set forth in Article 4 hereof, and assuming the accuracy thereof, the issuance of the RTG Common Stock upon the consummation of the Exchange will be exempt from the registration and prospectus delivery requirements of the Securities Act and from the qualification or registration requirements of any applicable state “Blue sky” or securities laws.

3.6    SEC Reporting and Compliance.

(a)    RTG filed with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form SB-2 under the Securities Act which became effective on or about November 19, 2002. On the Closing Date, RTG shall have filed with the SEC all registration statements and reports required to be filed pursuant to the United States Securities and Exchange Act of 1934, as amended (the “Exchange Act”) except as set forth on Schedule 3.6 hereto. RTG has not filed with the SEC a certificate on Form 15 pursuant to Rule 12h-3 of the Exchange Act.

(b)    RTG has made available to Holdings and the Company true and complete copies of the registration statements, information statements and other reports (collectively, the “RTG SEC Documents”) filed by RTG with the SEC. None of the RTG SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

(c)    Prior to and until the Closing, RTG will provide to Holdings and the Company copies of any and all amendments or supplements to the RTG SEC Documents filed with the SEC and all subsequent registration statements and reports filed by RTG subsequent to the filing of the RTG SEC Documents with the SEC and any and all subsequent information statements, proxy statements, reports or notices filed by the RTG with the SEC or delivered to the stockholders of RTG.

(d)    RTG is not an investment Company within the meaning of Section 3 of the United States Investment Company Act of 1940, as amended.

3.7    Financial Statements. The balance sheets and statements of operations, stockholders’ equity and cash flows contained in the RTG SEC Documents (the “RTG Financial Statements”) (i) have been prepared in accordance with GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (ii) are in accordance with the books and records of RTG and (iii) present fairly in all material respects the financial condition of RTG at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.

3.8    Compliance with Laws and Other Instruments. The execution, delivery and performance by RTG of this Agreement and the other agreements to be made by RTG pursuant to or in connection with this Agreement and the consummation by RTG of the transactions contemplated hereby will not cause RTG to violate or contravene (i) any applicable provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (v) any provision of its charter or By-laws as amended and in effect on and as of the Closing Date and will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under any material indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or contract to which RTG is a party or by which RTG or any of its assets or properties is bound.

3.9    No General Solicitation. In issuing the RTG Common Stock in the Exchange hereunder, neither RTG nor anyone acting on its behalf has offered to sell the RTG Common Stock by any form of general solicitation or advertising.

3.10    Binding Obligations. This Agreement constitutes the legal, valid and binding obligation of RTG, enforceable against RTG in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.11    Absence of Undisclosed Liabilities. Other than as set forth on Schedule 3.11 hereto, RTG does not have any material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except: (i) as disclosed in the RTG SEC Documents; (ii) to the extent set forth on or reserved against in the balance sheet of RTG in the most recent RTG SEC Document filed by RTG (the “RTG Balance Sheet”) or the notes to the RTG Financial Statements; (iii) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the date of the RTG Balance Sheet which appears in the most recent RTG SEC Document filed by RTG (the “RTG Balance Sheet Date”), none of which (individually or in the aggregate) materially and adversely affects the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of RTG (the “Condition of RTG”), and (d) by the specific terms of any written agreement, document or arrangement attached as an exhibit to the RTG SEC Documents.

3.12    Changes. Since the RTG Balance Sheet Date, except as disclosed in the RTG SEC Documents or on Schedule 3.12 hereto, RTG has not: (i) incurred any debts, obligations or liabilities, absolute, accrued or, to RTG’s knowledge, contingent, whether due or to become due, except for current liabilities incurred in the usual and ordinary course of business; (ii) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the RTG Balance Sheet and current liabilities incurred since the RTG

Balance Sheet Date, in each case in the usual and ordinary course of business; (iii) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than in the usual and ordinary course of business; (iv) sold, transferred or leased any of its assets, except in the usual and ordinary course of business; (v) cancelled or compromised any debt or claim, or waived or released any right of material value; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) which could reasonably be expected to have a material adverse effect on the Condition of the RTG; (vii) entered into any transaction other than in the usual and ordinary course of business; (viii) encountered any labor union difficulties; (viii) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement; (ix) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto; (x) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock; (xi) suffered or experienced any change in, or condition affecting, the financial condition of RTG other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) could reasonably be expected to have a material adverse effect on the Condition of the RTG; (xii) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted; (xiii) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party; (xiv) suffered any material loss not reflected in the RTG Balance Sheet or its statement of income for the year ended on the RTG Balance Sheet Date; (xv) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant; (xvi) made or agreed to make any charitable contributions or incurred any non-business expenses in excess of $5,000 in the aggregate; or (xvii) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

3.13    Tax Returns and Audits. All required Federal, state and local Tax Returns of the RTG have been accurately prepared in all material respects and duly and timely filed, and all Federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same are material and have become due, except where the failure so to file or pay could not reasonably be expected to have a material adverse effect upon the Condition of RTG. Except as set forth on Schedule 3.13 hereto, RTG is not and has not been delinquent in the payment of any Tax. Except as set forth on Schedule 3.13 hereto, RTG has not had a Tax deficiency assessed against it and none of RTG’s Federal income tax returns nor any state or local income or franchise tax returns has been audited by governmental authorities. The reserves for Taxes reflected on the RTG Balance Sheet are sufficient for the payment of all unpaid Taxes payable by RTG with respect to the period ended on the RTG Balance Sheet Date. There are no Federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of RTG now pending, and RTG has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.

3.14    Employee Benefit Plans; ERISA. RTG has no “employee benefit plans” (within the meaning of Section 3(3) of ERISA) or any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by RTG.

3.15    Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the knowledge of RTG, threatened against or affecting RTG or their properties, assets or business. To the knowledge of RTG, RTG is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

3.16    Interested Party Transactions. Except as disclosed in the RTG SEC Documents, no officer, director or stockholder of the RTG or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or RTG has or has had, either directly or indirectly, (i) an interest in any Person that (A) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by RTG or (B) purchases from or sells or furnishes to RTG any goods or services or (ii) a beneficial interest in any contract or agreement to which RTG is a party or by which it may be bound or affected.

3.17    Questionable Payments. Neither RTG nor, to RTG’s knowledge, any director, officer, agent, employee or other Person associated with or acting on behalf of RTG has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

3.18    Obligations to or by Stockholders. Except as disclosed in the RTG SEC Documents, RTG has no liability or obligation or commitment to any stockholder of RTG or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any stockholder of RTG, nor does any stockholder of RTG or any such Affiliate or associate have any liability, obligation or commitment to RTG.

3.19    Assets and Contracts. Except as expressly set forth in this Agreement, the RTG Balance Sheet or the notes thereto or the RTG SEC Documents, RTG is not a party to any written or oral agreement not made in the ordinary course of business that is material to RTG. RTG does not own any real property. Except as expressly set forth in this Agreement, the RTG Balance Sheet or the notes thereto, or the RTG SEC Documents, RTG is not a party to or otherwise barred by any written or oral: (i) agreement with any labor union; (ii) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements; (iii) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services; (iv) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of RTG or any other Person; (v) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of RTG to any Lien or evidencing any Indebtedness; (vi) guaranty of any Indebtedness; (vii) lease or agreement under which RTG is lessee of or holds or operates any property, real or personal, owned by any other Person; (viii) lease or agreement under which RTG is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by RTG; (ix) agreement granting any preemptive right, right of first refusal or similar right to any Person; (x) agreement or arrangement with any Affiliate or any “associate” (as such term is defined in Rule 405 under the Securities Act) of RTG or any present or former officer, director or stockholder of RTG; (xi) agreement obligating RTG to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property; (xii) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity; (xiii) distributor, dealer, manufacturer’s representative, sales agency, franchise or advertising contract or commitment; (xiv) agreement to register securities under the Securities Act; (xv) collective bargaining agreement; or (xvi) agreement or other commitment or arrangement with any Person continuing for a period of more than three months from the Closing Date that involves an expenditure or receipt by RTG in excess of $1,000. RTG maintains no insurance policies or insurance coverage of any kind with respect to RTG, its business, premises, properties, assets, employees and agents. No consent of any bank or other depository is required to maintain any bank account, other deposit relationship or safety deposit box of RTG in effect following the consummation of the Consolidation and the transactions contemplated hereby.

3.20    Employees. Other than pursuant to ordinary arrangements of employment compensation, RTG is not under any obligation or liability to any officer, director, employee or Affiliate of RTG.

3.21    Disclosure. There is no fact relating to RTG that RTG has not disclosed to Holdings and the Company in writing that materially and adversely affects nor, insofar as RTG can now foresee, will materially and adversely affect, the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of RTG. No representation or warranty by RTG herein and no information disclosed in the Schedules or Exhibits hereto by RTG contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE 4
ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS.

Holdings hereby jointly and severally represents and warrants, and each Outside Seller hereby severally and not jointly represents and warrants, to RTG as follows:

4.1    Reliance Upon Representations. This Agreement is made with RTG in reliance upon such Sellers’ representations to RTG, which by its execution of this Agreement such Seller hereby confirms, for itself and on behalf of its designees to whom shares of RTG Common Stock may be issued hereunder (such designees being herein referred to together with Sellers as, the “Share Recipients”) that the shares of RTG Common Stock to be received by the Share Recipients as consideration hereunder will be acquired for investment for such Share Recipients’ own accounts, not as nominees or agents, and not with a view to the resale or distribution of all or any part thereof, and that no Share Recipient has any present intention of selling, granting any participation in, or otherwise distributing any of the shares of RTG Common Stock to be received by it hereunder. By executing this Agreement, Holdings further represents, for itself and on behalf of the Share Recipients that no Share Recipient has any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of such shares of RTG Common Stock.

4.2.    Restricted Stock Such Seller understands that the shares of RTG Common Stock to be issued to it hereunder are not and will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of such shares hereunder is exempt from registration under the Securities Act pursuant to section 4(2) thereof, and that RTG’s reliance on such exemption is based in part on such Seller’s representations set forth herein; and such Seller acknowledges and agrees that the basis for such exemption may not be present if, notwithstanding such representations, such Seller has in mind merely acquiring such shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. No Share Recipient has any such intention.

4.3    Receipt of Information. Such Seller believes that it has received all the information it considers necessary or appropriate for deciding whether to acquire the shares of RTG Common Stock hereunder. Such Seller further represents that it has had an opportunity to ask questions and receive answers from RTG regarding the terms and conditions of the offering of the shares of RTG Common Stock and the business, properties, prospects and financial condition of RTG and to obtain additional information (to the extent that RTG possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

4.4    Investment Experience. Such Seller is experienced in evaluating and investing in securities of Company in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the RTG Common Stock. No Share Recipient is an entity organized for the purpose of acquiring the shares of RTG Common Stock.

4.5    Accredited Investor. Except as otherwise disclosed to RTG in writing, prior to the execution hereof, each Seller is an “Accredited Investor” (as defined in Rule 501 of Regulation D under the Securities Act).

4.6    Restricted Securities. Each Seller understands that the shares of RTG Common Stock may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering such shares or an available exemption from registration under the Securities Act, such shares must be held indefinitely. In particular, each Seller is aware that such shares may not be sold pursuant to Regulation S or Rule “144” under the Securities Act unless all of the conditions of such Regulation or Rule (as the case may be) are met. Among the conditions for use of Rule 144” is the availability of current information to the public about RTG.

4.7    Legends: To the extent applicable, each certificate or other document evidencing any of the shares of RTG Common Stock shall be endorsed with the legend set forth below, and no Share Recipient shall transfer any shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED AND SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.”

4.8    Representation By Counsel. Such Seller has been represented by counsel and has had adequate opportunity to consult with such counsel, in connection with its entering into this Agreement and agreeing to the transactions contemplated hereby.

ARTICLE 5
CONDUCT OF THE COMPANIES’ BUSINESS PENDING THE EXCHANGE.

5.1    Conduct of Business by the Companies Pending the Exchange. Prior to the Closing, unless RTG shall otherwise agree in writing or as otherwise contemplated by this Agreement:

(a)    the business of the Companies shall be conducted only in the ordinary course;

(b)    the Companies shall not: (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of their capital stock; (ii) amend their Organizational Documents, except to effectuate the transactions contemplated in the Schedules hereto; or (iii) split, combine or reclassify any of the outstanding Companies Stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to any such stock;

(c)    the Companies shall not: (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire any shares of, Companies Stock; (ii) acquire or dispose of any fixed assets or acquire or dispose of any other substantial assets other than in the ordinary course of business; (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction other than in the ordinary course of business; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; or (v) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business combination;

(d)    Holdings and the Company shall use their respective best efforts to preserve intact the business organization of the Companies, to keep available the service of its present officers and key employees, and to preserve the good will of those having business relationships with it;

(e)    the Companies will not, nor will they authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by them to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below). The Holdings and the Company will promptly advise RTG orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. As used in this paragraph, “Acquisition Proposal” shall mean any proposal for a consolidation or other business combination involving any of the Companies or for the acquisition of a substantial equity interest in it or any material assets of any of them other than as contemplated by this Agreement. The Companies will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing; and

(f)    the Companies will not enter into any new employment agreements with any of their officers or employees or grant any increases in the compensation or benefits of their officers and employees or amend any employee benefit plan or arrangement.

5.2    Conduct of Business by RTG Pending the Exchange. Prior to the Closing, unless Holdings shall otherwise agree in writing or as otherwise contemplated by this Agreement:

(a)    the business of RTG shall be conducted only in the ordinary course; provided, however, that RTG shall take the steps necessary to have discontinued its existing business without liability to RTG as of the Closing Date;

(b)    RTG shall not: (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (ii) amend its charter or By-laws other than to effectuate the transactions contemplated hereby; or (iii) split, combine or reclassify its capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to such stock; and

(c)    RTG shall not: (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire shares of, its capital stock; (ii) acquire or dispose of any assets other than in the ordinary course of business; (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction except in the ordinary course of business; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; or (v) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business contract or enter into any negotiations in connection therewith.

(d)    RTG will not, nor will it authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by it to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below for purposes of this paragraph). RTG will promptly advise Holdings orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. As used in this paragraph, “Acquisition Proposal” shall mean any proposal for a consolidation or other business combination involving RTG or for the acquisition of a substantial equity interest in either of them or any material assets of either of them other than as contemplated by this Agreement. RTG will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted heretofore with respect to any of the foregoing; and

(e)    RTG will not enter into any new employment agreements with any of their officers or employees or grant any increases in the compensation or benefits of their officers and employees.

ARTICLE 6
ADDITIONAL AGREEMENTS.

6.1    Access and Information. The Company, Holdings and RTG shall each afford to the other and to the other’s accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Closing to all of its properties, books, contracts, commitments and records (including but not limited to tax returns) and during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, provided that no investigation pursuant to this Section 6.1 shall affect any representations or warranties made herein. Each party shall hold, and shall cause its employees and agents to hold, in confidence all such information (other than such information which: (i) is already in such party’s possession; (ii) becomes generally available to the public other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors; or (iii) becomes available to such party on a non-confidential basis from a source other than a party hereto or its advisors, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to a party hereto or another party until such time as such information is otherwise publicly available; provided, however, that (A) any such information may be disclosed to such party’s directors, officers, employees and representatives of such party’s advisors who need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such directors, officers, employees and representatives shall be informed by such party of the confidential nature of such information), (B) any disclosure of such information may be made as to which the party hereto furnishing such information has consented in writing, and (C) any such information may be disclosed pursuant to a judicial, administrative or governmental order or request; provided, that the requested party will promptly so notify the other party so that the other party may seek a protective order or appropriate remedy and/or waive compliance with this Agreement and if such protective order or other remedy is not obtained or the other party waives compliance with this provision, the requested party will furnish only that portion of such information which is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information furnished. If this Agreement is terminated, each party will deliver to the other all documents and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

6.2    Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties hereto, to obtain all necessary waivers, and to lift any injunction or other legal bar to the Exchange (and, in such case, to proceed with the Exchange as expeditiously as possible). In order to obtain any necessary governmental or regulatory action or non-action, waiver, consent, extension or approval, each of RTG, Holdings and the Company agrees to take all reasonable actions and to enter into all reasonable agreements as may be necessary to obtain timely governmental or regulatory approvals and to take such further action in connection therewith as may be necessary. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of RTG, Holdings and the Company shall take all such necessary action.

6.3    Publicity. No party shall issue any press release or public announcement pertaining to the Exchange that has not been agreed upon in advance by RTG, Holdings and the Company, except as RTG reasonably determines to be necessary in order to comply with the rules of the SEC or of the principal trading exchange or market for RTG Common Stock, provided, that in such case RTG will use its best efforts to allow Holdings review and reasonably approve any same prior to its release.

6.4    Appointment of Directors and Officers. Immediately upon the Closing, RTG shall accept the resignations of the current officers and directors of RTG as provided by Section 7.2(f)(6) hereof, and shall cause the persons listed as directors in Exhibit F hereto to be elected to the Board of Directors of RTG. At the first annual meeting of RTG stockholders and thereafter, the election of members of RTG’s Board of Directors shall be accomplished in accordance with the By-laws of RTG.

6.5    RTG Name Change. At the Closing, RTG shall take all required legal actions to change its corporate name to “New Media TV, Inc.”

6.6    Auditors. For a period of three years following the Closing, RTG shall retain the services of Sherb & Co., LLP as their independent auditors to review and audit RTG’s financial statements.

6.7    Counsel. For a period of three years following the Closing, RTG shall offer in good faith to retain the services of Paykin Greenblatt Lesser & Krieg, LLP (“PGLK”) as its U.S. securities counsel to assist in the preparation and filing of RTG’s reports under the Exchange Act and any registration statements or opinions under the Securities Act; provided, that nothing contained herein shall in any way obligate PGLK to perform any particular services for RTG following the Closing except as may be mutually agreed to by RTG and PGLK.

6.8    Transfer Agent. For a period of three years after the Closing Date, RTG shall retain the services of Madison Stock Transfer, Inc. as its transfer agent for the RTG Common Stock and any other securities issued by RTG during such period.

6.9    Additional Equity Securities. For a period of six months following the Closing Date, RTG shall not issue any additional equity securities other than as provided in this Agreement or as consideration for the acquisition of another company or business or as part of a registered public offering.

ARTICLE 7
CLOSING; CONDITIONS OF PARTIES’ OBLIGATIONS.

7.1    Closing. The closing of the Exchange (the “Closing”) shall take place on such date (the “Closing Date”), and at such time as the parties shall agree. The Closing shall occur at the offices of Paykin Greenblatt Lesser & Krieg, LLP referred to in Section 1.5 hereof. At the Closing, all of the documents, certificates, agreements, opinions and instruments referenced in this Article 7 will be executed and delivered as described herein. All actions to be taken at the Closing shall be deemed to be taken simultaneously.

7.2    Conditions to RTG’s Obligations. The obligations of RTG under this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by RTG.

(a)    No Errors, etc. The representations and warranties of Holdings and the Company under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

(b)    Compliance with Agreement. Holdings and the Company shall have performed and complied with in all material respects all agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

(c)    No Default or Adverse Change. There shall not exist on the Closing Date any Default or Event of Default or any event or condition that, with the giving of notice or lapse of time, or both, would constitute a Default or Event of Default (each as defined in Article 10 hereof) and, since the Balance Sheet Date, there shall have been no material adverse change in the Condition of the Companies.

(d)    Opinion of Holdings’ and Company’s Counsel. RTG hall have received from Patrick Duggan & Associates Solicitors, counsel for Holdings and the Company, an opinion, dated the Closing Date, to the effect set forth in Exhibit C hereto

(e)    No Restraining Action. No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the carrying out of the transactions contemplated hereby.

(f)    Supporting Documents. RTG shall have received the following:

(i)    Copies of resolutions of the respective Boards of Directors of the Company and Holdings and of the majority stockholder of the Company, each certified by the Secretary of Holdings or the Company (as appropriate), authorizing and approving the execution, delivery and performance of this Agreement and all other documents and instruments to be delivered pursuant hereto;

(ii)    A Certificate of incumbency executed by the Secretary of each of Holdings and the Company certifying the names, titles and signatures of the officers authorized to execute any documents referred to in this Agreement and further certifying that the respective Organizational Documents of Holdings and the Company delivered to RTG at the time of the execution of this Agreement have been validly adopted, are in full force and effect and have not been amended, modified, restated or superseded;

(iii)    Evidence as of a recent date of the good standing and corporate existence of Holdings and each of the Companies issued by the relevant authorities acceptable to counsel for RTG and evidence that Holdings and each of the Companies are qualified to transact business as foreign corporations and are in good standing in each state of the United States and in each other jurisdiction where the character of the properties owned or leased by them or the nature of their activities makes such qualification necessary; and

(iv)    Such additional supporting documentation and other information with respect to the transactions contemplated hereby as RTG may reasonably request.

(g)    Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be reasonably satisfactory in form and substance to RTG. Holdings and the Company shall furnish to RTG such supporting documentation and evidence of the satisfaction of any or all of the conditions precedent specified in this Section 7.2 as RTG or its counsel may reasonably request.

(h)    Deposit into Escrow; Severance Payments. Holdings and the Company shall have deposited into an escrow account, to be maintained by Paykin Greenblatt Lesser & Krieg, LLP as escrow agent pursuant to an Escrow Agreement, substantially in the form annexed hereto as Exhibit D. $85,000 are to be deposited into such account with the filing on this agreement with the SEC together with an additional $230,000 to be deposited no later than seven days prior to the Closing hereunder These funds shall be used to satisfy all of RTG’s financial liabilities, excluding monies owed to RTG’s President and Chief Executive Officer, Ms. Linda Perry (“Perry”), and to Lancer Corporation (“Lancer”), a corporation wholly-owned by RTG’s Secretary and Chief Financial Officer, Mr. Barrington Fludgate, all as Ms. Perry and/or Mr. Fludgate, in their sole discretion, shall determine; provided, that any balance remaining in such escrow account after the payment of all such liabilities shall be paid one-half to Perry and one-half to Lancer; and it is hereby agreed and acknowledged that such payments to

Perry and Lancer shall be in settlement of outstanding obligations of RTG to Perry and Lancer, including expenses and severance in connection with the termination of their employment with RTG.

(i)    Absence of Liabilities. The Companies shall have no outstanding obligations other than: pursuant to this Agreement and the transactions contemplated hereby, and current trade payables incurred in the ordinary course of business, including payables to RTG’s transfer agent and press releases and minor disbursements (each amounting to less than $1,000) associated with this Agreement and the transactions contemplated hereby.

(j)    Completion of Due Diligence Review. RTG shall have satisfactorily completed its due diligence review of Holdings and the Companies.

(k)    Consulting Agreement. RTG shall have executed and delivered a Consulting Agreement, substantially in the form annexed hereto as Exhibit E.

(l)    Business Plan. Holdings and the Company shall have delivered to RTG a three-year business plan for RTG’s activities following the Closing.

(m)    Investor Relations Firm. The Company shall have caused RTG to have engaged an investor relations firm reasonably satisfactory to RTG to provide services to RTG following the Closing.

(n)    Working Capital. As of the Closing Date, the Company shall have a minimum of USD$685,000 in working capital, as shall be reflected on the Companies Balance Sheet, which shall be prepared on a cash accounting basis. $500,000 will be placed in an escrow account with the Company’s US lawyer to mainly further business prospects and market awareness in the USA.

(o)    Completion of Audits. The Company shall have available audited consolidated financial statements prepared in accordance with US GAAP for each of their past three full fiscal years.

(p)    Compliance with Exchange Act. RTG shall be in material compliance with its obligations under the Exchange Act.

(q)    Purchase of Property, Hanborough Investment Limited are in the process of purchasing the property and buildings which houses New Media Studios Limited at a value of ₤1,550,000 (approximately $3,000,000). This purchase is a condition of completion of this agreement.

7.3    Conditions to Holdings’ and the Company’s Obligations. The obligations of Holdings and the Company under this Agreement are subject to the fulfillment, at or prior to the Closing, of the conditions precedent specified in paragraph (e) of Section 7.2 hereof, and the following additional conditions:

(a)    No Errors, etc. The representations and warranties of RTG under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

(b)    Compliance with Agreement. RTG shall have performed and complied with in all material respects all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

(c)    No Default or Adverse Change. There shall not exist on the Closing Date any Default or Event of Default or any event or condition, that with the giving of notice or lapse of time, or both, would constitute a Default or Event of Default and, since the RTG Balance Sheet Date, there shall have been no material adverse change in the Condition of RTG.

(d)    Supporting Documents. Holdings and the Company shall have received the following:

(i)    Copies of resolutions of RTG’s Board of Directors and stockholders, certified by its Secretary, authorizing and approving, to the extent applicable, the execution, delivery and performance of this Agreement and all other documents and instruments to be delivered by them pursuant hereto and thereto;

(ii)    A certificate of incumbency executed by the Secretary of RTG certifying the names, titles and signatures of the officers authorized to execute the documents referred to in this Agreement and further certifying that the Certificates of Incorporation and By-laws of RTG appended thereto are in full force and effect and have not been amended, modified restated or superseded;

(iii)    The executed resignations of all directors and officers of RTG, with the director resignations to take effect at the Closing;

(iv)    Evidence as of a recent date of the good standing and corporate existence of each of issued by the Secretary of State of the States of Florida and evidence that RTG is qualified to transact business as foreign corporation and is in good standing in each state of the United States and each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary; and

(v)    Such additional supporting documentation and other information with respect to the transactions contemplated hereby as Holdings and the Company may reasonably request.

(e)    Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be reasonably satisfactory in form and substance to Holdings. RTG shall furnish to Holdings and the Company such supporting documentation and evidence of satisfaction of any or all of the conditions specified in this Section 7.3 as Holdings may reasonably request.

(f)    Completion of Due Diligence Review. Holdings and the Company shall have satisfactorily completed their due diligence review of RTG.

(g)    Absence of Liabilities. RTG shall have no outstanding obligations other than pursuant to this Agreement and the transaction contemplated hereby or current trade payables incurred in the ordinary course of business.

(h)    Compliance with Exchange Act. RTG shall be in material compliance with its obligations under the Exchange Act.

Holdings may waive compliance with any of the conditions precedent specified in this Section 7.3.

ARTICLE 8
TERMINATION PRIOR TO CLOSING.

8.1    Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

(a)    By the mutual written consent of Holdings, the Company and RTG;

(b)    By Holdings and the Company, if RTG (i) fails to perform in any material respect any of its respective agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breaches any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after Holdings or the Company has notified RTG of its intent to terminate this Agreement pursuant to this paragraph (b);

(c)    By RTG, if Holdings and the Company (i) fail to perform in any material respect any of their respective agreements contained herein required to be performed by them on or prior to the Closing Date, or (ii) materially breach any of their respective representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after RTG has notified Holdings and the Company of its intent to terminate this Agreement pursuant to this paragraph (c);

(d)    By either Holdings and the Company, on the one hand, or RTG, on the other hand, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on RTG, Holdings or any of the Companies which prohibits or materially restrains any of them from consummating the transactions contemplated hereby, provided, that the parties hereto shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within ninety (90) days after entry by any such court or governmental or regulatory agency; or

8.2    Effect of Termination. Termination of this Agreement pursuant to this Article 8 shall terminate all obligations of the parties hereunder, except for the obligations under Sections 6.3, 11.5, 11.6 and 11.12; provided, however, that termination pursuant to paragraphs (b) or (c) of Section 8.1 shall not relieve the defaulting or breaching party or parties from any liability to the other parties hereto.

ARTICLE 9
INDEMNIFICATION AND RELATED MATTERS

9.1    Indemnification by RTG. Subject to Section 9.5, RTG shall indemnify and hold harmless Holdings, the Company and their respective officers, directors, employees, agents, representatives, consultants, attorneys, successors, transferors and assigns (collectively, the "Company Group") from and against any and all damages, claims, losses, liabilities, fines, penalties and expenses including, without limitation, reasonable attorneys’ fees, accounting and other expenses to investigate, defend or mitigate any of the foregoing (collectively, “Losses”) asserted against or incurred or sustained by any or all of the Company Group arising out of: (i) any breach of any covenant or agreement of RTG contained in this Agreement; (ii) any breach of any of the warranties or representations set forth in Article 3 hereof; and (iii) the operations of RTG prior to the Closing, to the extent such operations involve or result in violations of or noncompliance with any self-regulatory organization's rules and regulations or any foreign, Federal, state or local law, ordinance, regulation or rule relating to the conduct of such operations.

9.2    Indemnification by Holdings and the Company. Subject to Section 9.5, Holdings and the Company shall jointly and severally indemnify and hold harmless RTG and its officers, directors, employees, agents, representatives, consultants, attorneys, successors, stockholders, transferors and assigns (the “RTG Group”) from and against any and all Losses asserted against or incurred or sustained by any or all of the RTG Group arising out of: (i) any breach of any covenant or agreement of Holdings or the Company contained in this Agreement; (ii) any breach of any of the warranties or representations set forth in Article 2 hereof; (iii) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of the business, operations or actions of Holdings or any of the Companies prior to the Closing, to the extent such business, operations or actions involve or result in violations of or noncompliance with any self-regulatory organization's rules and regulations or any applicable foreign, Federal, state or local law, ordinance, regulation or rule; (iv) all taxes (including, without limitation, income, payroll, ad valorem real and personal property, gross receipts, sales, use, franchise and stamp taxes) imposed by any Federal, state or local government or other taxing authority in the United States or any foreign government or subdivision or taxing authority thereof, together with any interest or penalties thereon, which arise from or relate to consummation of the transactions contemplated hereby or the operations of Holdings and the Company prior to the Closing (collectively, "Taxes");

9.3    Indemnification Procedure.

(a)    Upon obtaining knowledge thereof, a person who may be entitled to indemnification hereunder (the "Indemnitee") shall promptly give the Party who may be obligated to provide such indemnification (the "Indemnitor") written notice of any Losses which the Indemnitee has determined has given or could give rise to a claim for indemnification hereunder (a "Notice of Claim"). A Notice of Claim shall specify in reasonable detail the nature and all known particulars related to a Loss. The Indemnitor shall perform its obligations hereunder with respect to a Loss described in a Notice of Claim within 30 days after the

Indemnitor shall have received such Notice of Claim; provided, however, that such obligations shall be suspended so long as the Indemnitor is in good faith defending, contesting or otherwise opposing pursuant to paragraph (b) a Loss which constitutes a claim, demand, suit, action or proceeding described in paragraph (b).

(b)    With respect to a Loss which constitutes a third-party claim, demand, suit, action or proceeding and which is the subject of a Notice of Claim, the Indemnitor shall, in good faith and at its own expense, defend, contest or otherwise oppose such claim, demand, suit, action or proceeding with legal counsel selected by it. The Indemnitee shall have the right, but not the obligation, to participate, at its own expense, in the defense, contest or other opposition thereof through legal counsel selected by it and shall have the right, but not the obligation, to assert any and all cross-claims or counterclaims which it may have. So long as the Indemnitor is, in good faith, defending, contesting or otherwise opposing such claim, demand, suit, action or proceeding, the Indemnitee shall (i) at all times cooperate, at its own expense, in all reasonable ways with, make its relevant files and records available for inspection and copying by, make its employees reasonably available to and otherwise render reasonable assistance to the Indemnitor upon request; and (ii) not compromise or settle such claim, demand, suit, action or proceeding without the prior written consent of the Indemnitor. If the Indemnitor fails to so defend, contest or otherwise oppose such claim, demand, suit, action or proceeding, the Indemnitee shall have the right, but not the obligation, to defend, contest or otherwise oppose, to assert cross-claims or counterclaims with respect to and to compromise and settle such claim, demand, suit, action or proceeding without affecting, impairing or limiting any indemnification to which the Indemnitee is entitled hereunder. If the Indemnitee is entitled to indemnification hereunder with respect to such claim, demand, suit, action or proceeding, the Indemnitor shall also indemnify the Indemnitee for all of the legal fees and expenses reasonably and actually incurred in connection with the defense, contest or other opposition of such claim, demand, suit, action or proceeding pursuant to the immediately preceding sentence.

  9.4    Subrogation. Any Indemnitor hereunder shall be subrogated to the rights of the Indemnitee with respect to any claims, suits or demands for which the Indemnitor has indemnified the Indemnitee.

9.5    Survival. All representations, warranties, covenants and agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing for a period of one year.

ARTICLE 10
DEFINITIONS.

Unless the context otherwise requires, the terms defined in this Article 10 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

10.1    “Affiliate” shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

10.2    “Agreement” shall mean this Agreement.

10.3    “Balance Sheets” and “Balance Sheet Date” shall have the meanings assigned to such terms in Section 2.10 hereof.

10.4    [Intentionally Left Blank]

10.5    [Intentionally Left Blank]

10.6    “Closing” and “Closing Date” shall have the meanings assigned to such terms in Section 11 hereof.

10.7    “Code” shall mean the Internal Revenue Code of 1986, as amended.

10.8    “Commission” or “SEC” shall mean the United States Securities and Exchange Commission.

10.9    “Companies” shall mean New Media Television (Europe) Limited, a United Kingdom private Company limited by shares, Atlantic Television Limited, a Seychelles Islands international business company, New Media Studios Limited, a United Kingdom company limited by shares, and Hanborough Investments Limited, a United Kingdom Company limited by shares.

10.10    [Intentionally Left Blank]

10.11    “Company Stock” shall have the meaning assigned to it in Section 1.5(b).

10.12    “Condition of the Companies” shall have the meaning assigned to it in Section 2.2 hereof.

10.13    “Condition of RTG” shall have the meaning assigned to it in Section 3.13 hereof.

10.14    [Intentionally Left Blank]

10.15    [Intentionally Left Blank]

10.16    “Environmental Laws” means the UK Environmental Laws.

10.17    “ERISA” shall mean the Employee Retirement Income Securities Act of 1974, as amended.

10.18    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

10.19    “GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time.

10.20    “Hazardous Material” means any substance or material meeting any one or more of the following criteria: (a) it is or contains a substance designated as or meeting the characteristics of a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law; (b) its presence at some quantity requires investigation, notification or remediation under any Environmental Law; or (c) it contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, petroleum hydrocarbons, petroleum derived substances or waste, pesticides, herbicides, crude oil or any fraction thereof, nuclear fuel, natural gas or synthetic gas.

10.21    “knowledge” and “know” means, when referring to any person or entity, the actual knowledge of such person or entity of a particular matter or fact, and what that person or entity would have reasonably known after due inquiry. An entity will be deemed to have “knowledge” of a particular fact or other matter if any individual who is serving, or who has served, as an executive officer of such entity has actual “knowledge” of such fact or other matter, or had actual “knowledge” during the time of such service of such fact or other matter, or would have had “knowledge” of such particular fact or matter after due inquiry.

10.22    [Intentionally Left Blank]

10.23    “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

10.24    “RTG” shall mean RTG Ventures, Inc., a Florida corporation.

10.25    “RTG Balance Sheet Date” shall have the meaning assigned to it in Section 3.13 hereof.

10.26    “RTG Common Stock” shall mean the common stock, no par value per share, of RTG.

10.27    “RTG Financial Statements” shall have the meaning assigned to it in Section 3.8 hereof.

10.28    “RTG SEC Documents” shall have the meaning assigned to it in Section 3.7 hereof.

10.29    “Permitted Liens” shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers’, warehousemen’s, mechanics’, laborers’ and materialmens’ and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of the Company that were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use made thereof by the Company in its business.

10.30    “Person” shall include all natural persons, corporations, business trusts, associations, limited liability Company, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

10.31    “Securities Act” shall mean the United States Securities Act of 1933, as amended.

10.32    “Tax” or “Taxes” shall mean (i) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States (Federal, state or local) the United Kingdom or other applicable foreign jurisdiction; (ii) any liability for the payment of any amounts described in clause (i) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including, without limitation, by reason of Regulation section 1.1502-6; and (iii) any liability for the payments of any amounts as a result of being a party to any Tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (i) or (ii).

10.33    “Tax Return” shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with or supplied to a Tax authority relating to Taxes.

ARTICLE 11
MISCELLANEOUS.

11.1    Survival of Representations and Warranties.

The representations and warranties of the parties made in Articles 2 and 3 of this Agreement (including the Schedules hereto, which are hereby incorporated by reference) shall survive for a period of one year following the Closing Date; provided, that this Section 11.1 shall not limit any claim described in Section 9.2(iv) or any claim in any way based upon any certificate, opinion, covenant or agreement which by its terms is relied upon by a party or contemplates performance after the Closing or pursuant to any other certificate, statement or agreement or any claim for fraud.

11.2    Amendment.

This Agreement may be amended or modified at any time in all respects by an instrument in writing executed by the parties hereto.

11.3    Notices. Any notice, request or other communication hereunder shall be given in writing and shall be deemed given when delivered personally or by facsimile transmission, telegraph, telex or electronic mail with printed receipt, or two business days after being sent by overnight delivery or five business days after sent certified mail, postage pre-paid and receipt requested, in each case addressed as follows:

Vika Corp.
If to RTG:

RTG Ventures, Inc.
c/o Paykin Greenblatt Lesser & Krieg, LLP
185 Madison Avenue
New York, NY 10016
Attn: Linda Perry, President
Tel: (212) 371-8935
Fax: (212) 684-9022

With a copy to:

Paykin Greenblatt Lesser & Krieg, LLP
185 Madison Avenue
New York, NY 10016
Attn: Joseph Paykin, Esq.
Tel: (212) 725-4423
Fax: (212) 684-9022

If to Holdings or the Company:

Atlantic Network Holdings Limited
New Media Television (Europe) Limited
Atlantic Network Holdings,Ltd. (ANHL)
St. George's House
St. George's Place
St. Peter Port
Guernsey GY1 2BH
Attn: Roger Taylor
Tel: 011 44 1481714792
Fax: 011 44 1481715071

With a copy to:

Patrick Duggan & Associates Solicitors
6 Royal York Crescent
Clifton, Bristol
Attn: Patrick Duggan, Esq.
Tel: 011 44 1179706004
Fax: 011 44 1179706005

Or at such other addresses as the Parties may instruct by notice given pursuant to this Section 11.3.

11.4    Entire Agreement. This Agreement, including the schedules and exhibits attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

11.5    Expenses. Except as otherwise provided herein, each party shall bear and pay all of the legal, accounting and other expenses incurred by it in connection with the transactions contemplated by this Agreement.

11.6    Dispute Resolution. The Parties agree to attempt initially to solve all claims, disputes or controversies arising under, out of or in connection with this Agreement by conducting good faith negotiations. If the Parties are unable to settle the matter between themselves, the matter shall thereafter be resolved by alternative dispute resolution, starting with mediation and including, if necessary, a final and binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. During such period, the Parties shall make good faith efforts to amicably resolve the dispute without arbitration. Any arbitration hereunder shall be conducted under the rules of the American Arbitration Association. Each such arbitration shall be conducted by a panel of three arbitrators: one arbitrator shall be appointed by each of RTG and Holdings and the third shall be appointed by the American Arbitration Association. Any such arbitration shall be held in New York, New York. The arbitrators shall have the authority to grant specific performance. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred under this Agreement or by the applicable statute of limitations. The prevailing party in any such arbitration shall be entitled to recover from the other party, in addition to any other remedies, all reasonable costs, attorneys’ fees and other expenses incurred by such prevailing par

11.7    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.8    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns; provided, however, that no party shall directly or indirectly transfer or assign any of its rights hereunder in whole or in part without the written consent of the others, which may be withheld in their sole discretion and any such transfer or assignment without said consent shall be void.

11.9    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.

11.10    Recitals, Schedules and Exhibits. The Recitals, Schedules and Exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth herein.

11.11    Section Headings and Gender. The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

11.12    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be binding and effective as of the day and year first above written.

RTG:
RTG VENTURES, INC.

By:  /s/ Linda Perry

Name: Linda Perry
Title: Chief Executive Officer

HOLDINGS:
ATLANTIC NETWORK HOLDINGS LIMITED

By:  /s/ Roger Bailey

Name: Roger Bailey
Title: Chairman

THE COMPANY:
NEW MEDIA TELEVISION (EUROPE) LIMITED

By:  /s/ Roger Bailey

Name: Roger Bailey
Title: Chairman